                                                                   EXHIBIT 10.10

Note: Information in this document marked with an "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                                        Agreement No.___________


[LOGO OF WILLIAMS]



                          Teleport Services Agreement

This is an agreement between Williams Vyvx Services, a business unit of Williams Communications, Inc., ("Williams") and iBEAM Broadcasting Corporation ("Customer"), dated as of December 13, 1999, in connection with teleport services to be provided by Williams from Williams Vyvx Teleport New York as its primary signal path and Williams Vyvx Teleport Los Angeles as its redundant signal path (the "Teleport(s)") to Customer (the "Agreement"). The terms of this Agreement are as follows:

1.   SERVICES. Williams shall provide Customer with the Teleport services as
     --------
     further described on Exhibit A-1 attached hereto and made a part hereof (collectively referred to herein as the "Services"). From time to time and subject to availability, changes may be made in the Services which will be reflected in amendments to the applicable Exhibit A or the addition of additional Exhibit As. Each amendment shall be executed by authorized individuals of both parties. Each Exhibit A shall be part of this Agreement and incorporated herein. All Exhibit As shall be sequentially numbered for ease of identification, e.g., Exhibits A-1, A-2, A-3 and so forth.

2.   TERM. Upon signature by both parties this Agreement shall become effective
     ----
     on the date first set forth above and shall continue in effect until the expiration of any Exhibit A attached hereto (the "Term").

3.   LATE PAYMENT.  If any payment is not received by Williams within 30 days
     ------------
     after the date of invoice (the "Due Date"), then such overdue amount shall be subject to late payment charges at the lower of 18% per annum or the highest legally permissible rate of interest until the date payment is actually received. If Customer in good faith disputes any portion of an invoice it must pay the undisputed amount of the invoice on or before its Due Date and provide written notice to Seller of the billing dispute at or before the time of payment. Such notice must include documentation substantiating the dispute. Customer's failure to notify Seller of a dispute within one hundred-twenty (120) days after the Due Date shall be deemed to be Customer's acceptance of such charges. The parties will make a good faith effort to resolve billing disputes as expeditiously as possible. If a dispute is resolved in favor of Customer, Customer shall receive an adjustment on its next bill.

4.   SUSPENSION RIGHT.  In the event that Customer has failed to pay any
     ----------------
     undisputed amount when due, Williams shall have the right to suspend Services. Williams shall only exercise this Suspension Right by first providing Customer with ten business days' written notice by facsimile. If Williams receives payment from Customer of all amounts due within the ten-day notice period, then Customer's Services shall not be suspended. Suspension of Services does not affect Customer's obligation to pay the Service Charges through the Term of this Agreement unless Customer exercises its termination right as described in this Section 4. In the event Williams suspends Customer's Services, Customer shall have the right but not the obligation to terminate this Agreement at its sole discretion. Customer's liability with respect to such termination shall be an amount equal to twelve (12) months of Service from the date of termination multiplied by the then current monthly Total Service Charge or an amount equal to the number of months remaining in the Term multiplied by the then current monthly Total Service Charge, whichever is less.

5. TERMINATION.
   -----------

5.1 Customer shall have the right to terminate this Agreement upon a minimum of thirty (30) days' written notice. This right to terminate may only be exercised due to one of the following two circumstances:

     a. Monthly Interruptions exceed 43 minutes in three (3) consecutive calendar months; or

     b. A second Daily Interruption in excess of 24 consecutive hours (after the first Daily Interruption in excess of 24 consecutive hours).

     Customer must exercise its right to terminate pursuant to this Section 5.1 within thirty (30) days of the circumstance giving rise to Customer's right to terminate. This right to terminate is Customer's only right to terminate due to excessive Interruptions, and Customer may not invoke the general termination right as set forth in Section 5.2 due to Interruptions.

5.2 Either party may terminate this Agreement due to a material breach of this Agreement by the other party. The non-breaching party shall provide written notice to the breaching party of the alleged breach, and the breaching party shall have sixty (60) days to cure the breach. If the breach has not been cured within this sixty-day period, then the non-breaching party may terminate upon thirty (30) days' written notice. Customer shall pay Williams in accordance with this Agreement for all Services performed up to and including the effective date of termination.

6. TAXES.  Customer acknowledges and understands that all charges are computed
   -----
   exclusive of any applicable federal, state or local use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes), including without limitation, any tax or charge levied to support the Universal Service Fund contemplated by the Telecommunications Act of 1996, whether charged to or against Williams, its suppliers or affiliates or Customer for the Service provided to Customer ("Taxes"). Such Taxes shall be paid by Customer in addition to all other charges provided for herein.

7. OUTAGE ALLOWANCE.
   ----------------

7.1  Calculation of Outage Allowance.  If applicable, Williams shall grant
     -------------------------------
        Customer an Outage Allowance for Services as follows:

        (a) For purposes of this Agreement an interruption to Services ("Interruption") will be deemed to have occurred when Services are either not provided at all or fail to meet the requirements of the Agreement for a period of ten aggregate minutes on any given calendar day (the "Daily Interruption") or forty-three (43) aggregate minutes in any given calendar month (the "Monthly Interruption"). An Interruption begins the earlier of when Customer notifies Williams of the Interruption or when Williams is actually aware of the Interruption or constructively aware through recordation of the Interruption in Williams' log files. An Interruption will be considered to have ended when Services in accordance with this Agreement have been restored.

       (b)   In the event that Williams has a Daily Interruption as set forth in
             Section 7.1(a) herein, Customer shall receive a credit for the day the Daily Interruption occurred. Such credit shall include all fees for the day containing the Daily Interruption related to the Primary uplink (the "Uplink Outage Allowance"), which represents 62.5% of the total daily uplink fee.

       (c) In addition to the Uplink Outage Allowance, a credit will be provided to Customer by Williams based on the outage formula below for the actual outage minutes related to the Space Segment (the "Space Segment Outage Allowance").

                                   43,200 (deemed number of minutes per month)

     (d)  In the event Williams has a Monthly Interruption as set forth in
          Section 7.1(a) herein, Customer shall receive a credit for the month in which the Monthly Interruption took place. Such credit will include an Uplink Outage Allowance as defined herein for the month containing the Monthly Interruption. If Customer receives a credit for a Monthly Interruption, Customer shall not receive credits for any Daily Interruptions which occurred during the month in which the Monthly Interruption occurred.

  7.2  Audio/Video. Intentionally Left Blank.
       ------------

  7.3  Exceptions to Outage Allowance.  In no case shall an Outage Allowance be
       -------------------------------
       made for any Interruption that is a result of, or attributable in whole or in part to:

       (a) Any failure on the part of Customer to perform its material or operational obligations pursuant to this Agreement;

       (b) The failure of Customer's Signal provided by Customer or by carriers other than Williams;

       (c) The failure of transmission lines, equipment, or other facilities provided by the Customer;

       (d) The failure or nonperformance of any earth station not provided by Williams;

       (e) Reasonable periodic maintenance as approved in advance by Customer, provided Williams provides Customer with 72 hours advance notice of such maintenance and cumulative maintenance time does not exceed two
            (2) hours per calendar month;

       (f)  Interference from third party transmission or usage;

       (g)  Cooperative testing;

       (h)  Sun transit outage or rain fade; or

       (i)  Any other act or failure to act by Customer.



  7.4  Credit Memoranda.  Interruptions and Outage Allowances shall be
       -----------------
       acknowledged by Williams through the issuance of credit memoranda. Such memoranda shall be issued within fifteen (15) days of the close of each calendar month and shall reflect all credit allowances accumulated by Customer during such month. Customer may deduct from its next monthly payment the amount specified in the credit memorandum received in the preceding month.

  7.5  Time Limitation.  In no event shall Williams be liable for allowances for
       ---------------
       interruption unless the claim for such allowance is made within fifteen
       (15) days after the date of the interruption.

8.  WILLIAMS' RIGHT TO RE-CONFIGURE TELEPORT.  Williams shall have the right to
    ----------------------------------------
    re-configure or relocate the Teleport. Notwithstanding the above, any re-configuration must have minimal impact on any Customer performance requirement, and any relocation will be within the continental United States and will require that the two Teleports used by Customer must be at a minimum 1000 miles apart and neither shall be located in Florida or southern Texas.

9.   RISK OF LOSS; INSURANCE.
     -----------------------

9.1  Insurance Coverage. For Customer's Equipment (as defined in Exhibit A-1)
     ------------------
and Customer's employees on the Teleport premises, Customer will carry or cause to be carried and maintained in force throughout the entire Term of this Agreement insurance coverages as described in paragraphs (a) through (c) below with insurance companies acceptable to Williams. The limits set forth below are minimum limits and will not be construed to limit Customer's liability. All costs and deductible amounts will be for the sole account of the Customer.

       (a) Worker's Compensation insurance complying with the laws of the State or States having jurisdiction over each employee, whether or not Customer is required by such laws to maintain such insurance, and Employer's Liability with limits of $500,000 each accident, $500,000 disease each employee, and $500,000 disease policy limit. If work is to be performed in Nevada, North Dakota, Ohio, Washington, Wyoming or West Virginia, Customer will participate in the appropriate state fund(s) to cover all eligible employees and provide a stop gap endorsement.

       (b) Commercial or Comprehensive General Liability insurance on an occurrence form with a combined single limit of $1,000,000 each occurrence, and annual aggregates of $1,000,000, for bodily injury and property damage, including coverage for blanket contractual liability, broad form property damage, personal injury liability, independent contractors, products/completed operations, and when applicable the explosion, collapse and underground exclusion will be deleted.

       (c) Automobile Liability insurance with a combined single limit of $1,000,000 each occurrence for bodily injury and property damage to include coverage for all owned, non-owned, and hired vehicles.

  9.2  Waiver of Subrogation. In each of the above described policies, 9.1(a)
       ---------------------
       and 9.1(c), Customer agrees to waive and will require its insurers to waive any rights of subrogation or recovery they may have against Williams, its parent, subsidiary, or affiliated companies. Customer does not waive and its insurers will not waive any rights of subrogation or recovery they may have against Williams, its parent, subsidiary, or affiliated companies under 9.1(b).

  9.3  Additional Insureds. Under the policies described in Sections 9.1(b) and
       -------------------
       9.1(c) above, Williams, its parent, subsidiary and affiliated companies will be named as additional insureds as respects Customer's operations and as respects any work performed under this Agreement. Any costs associated with naming these additional insureds will be the responsibility of Customer. These policies will be primary insurance as respects Williams.

  9.4  Certificates of Insurance. Non-renewal or cancellation of policies
       -------------------------
       described above will be effective only after written notice is received by Williams from the insurance company thirty (30) days in advance of any such non-renewal or cancellation. Prior to commencing the Collocation Service hereunder, Customer will deliver to Williams certificates of insurance on an ACORD 25 or 25S form evidencing the existence of the insurance coverages required above. In the event of a loss or claim arising out of or in connection with the work performed under this contract, Customer agrees, upon request of Williams, to submit the original or a certified copy of its insurance policies for inspection by Williams.

  9.5  Risk of Loss. Williams will not insure nor be responsible for any loss or
       ------------
       damage, regardless of cause, to property of any kind, including loss of use thereof, owned, leased or borrowed by the Customer, or its employees, servants or agents.

  9.6  Insurance Requirement for Contractors. If Customer utilizes contractor(s)
       -------------------------------------
       per this Agreement, then Customer shall require such contractor(s) to comply with these insurance requirements and supply certificates of insurance before any work commences.

10.  CONTRACT NOTICES. Any required notices pursuant to this Agreement shall be
     ----------------
     sent by facsimile, with confirmation by overnight courier to the parties at the following addresses:

     Williams Vyvx Services, a business unit of   iBEAM Broadcasting Corporation
     Williams Communications, Inc.                645 Almanor Ave., Suite 100
     One Williams Center, MD 26-3                 Sunnyvale, CA 94086
     Tulsa, OK 74172                              Tel: (408)523-1600
     Telephone: 918.573.5602                      Fax: (408)730-8937
     Fax: 918.574.6042                            Attn: CFO
     Attention: Contract Administration

11.  OPERATIONAL NOTICES.  If Customer has any technical problems with
     -------------------
     Customer's Equipment, Customer's signal(s) or the Services, Customer may call the Primary Teleport at 732-969-3191 or 732-969-3610 or the Secondary Teleport at 800-922-4424 or 909-943-5399 on a 24 x 7 basis. Williams will communicate with Customer as promptly as possible regarding any technical problems with Customer's Equipment, Customer's signal(s) or the Services. For purposes of these communications from Williams, Customer agrees that Williams should contact the operational contacts of Customer, in the order listed in Exhibit B hereto.

     Customer shall update its list of Operational Contacts with Williams as needed. Williams shall not be responsible for any Interruptions or other technical problems with Customer's Equipment, Customer's signal(s) or the Services in the event that Williams has attempted to communicate with Customer's Operational Contacts according to the information provided by Customer to Williams and Williams is unable to establish communications with them.

12.  LIMITATION OF LIABILITY

       12.1 EXCEPTING ONLY LIABILITY FOR WILLIAMS' RECKLESS OR WILLFUL MISCONDUCT, WILLIAMS' LIABILITY ARISING OUT OF ITS PROVISION OF SERVICES HEREUNDER, INCLUDING BUT NOT LIMITED TO LIABILITIES ARISING OUT OF WILLIAMS' NEGLIGENCE, MISTAKES AND OMISSIONS, INTERRUPTIONS, DELAYS, ERRORS, OR OTHER DEFECTS IN THE SERVICES OR BREACH OF CONTRACT OR ARISING OUT OF THE FAILURE TO FURNISH SERVICES, WHETHER CAUSED BY ACTS OF COMMISSION OR OMISSION, SHALL BE LIMITED TO THE EXTENSION OF ALLOWANCES FOR INTERRUPTIONS AS SET FORTH IN THIS AGREEMENT. SUCH ALLOWANCES FOR INTERRUPTION SHALL BE THE SOLE REMEDY OF CUSTOMER, INCLUDING ANY END USER OF CUSTOMER, AND THE SOLE LIABILITY OF WILLIAMS HEREUNDER. WILLIAMS' LIABILITY FOR DAMAGES OR LOSSES OF ANY KIND ARISING OUT OF ITS FURNISHING SERVICES SHALL IN NO EVENT EXCEED AN AMOUNT EQUAL TO ITS FIXED MONTHLY OR OTHER CHARGE ALLOCABLE TO THE FAULTY OR DEFECTIVE SERVICE.

       12.2 NOTWITHSTANDING THE PROVISIONS OF THE PRECEDING SUBPARAGRAPH, WILLIAMS SHALL NOT BE LIABLE TO CUSTOMER OR ANY END USER FOR ANY LOSS OF, DEFECTS IN OR ANY INABILITY TO FURNISH SERVICE DUE TO ACTS OF GOD, ACTS OF GOVERNMENT, WARS, RIOTS, STRIKES, FAILURE OF A TRANSPONDER, FAILURE OF A SATELLITE, FAILURE OF ANY OTHER TRANSMISSION EQUIPMENT OR OTHER CAUSES BEYOND WILLIAMS' CONTROL.

       12.3 ANY AND ALL EXPRESS AND IMPLIED WARRANTIES RELATING TO THE SERVICES, INCLUDING BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A SPECIFIC PURPOSE OR USE, ARE EXPRESSLY DISCLAIMED. CUSTOMER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS WILLIAMS FROM

              ANY CLAIMS MADE UNDER A WARRANTY OR REPRESENTATION MADE BY CUSTOMER TO ANY THIRD PARTY WITH RESPECT TO THE SERVICES.

        12.4 EXCEPT FOR CUSTOMER'S PAYMENT OBLIGATIONS HEREUNDER, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS), REGARDLESS OF THE FORESEEABILITY THEREOF, OCCASIONED BY THE TERMINATION OF CUSTOMER'S RIGHTS TO USE, OR THE PREEMPTION OF OR THE FAILURE OF, OR LOSS OF TECHNICAL QUALITY OF, THE SERVICES OR BY ANY DELAY IN COMMENCEMENT OF THIS AGREEMENT OR BY ANY OTHER CAUSE OR MATTER WHATSOEVER.

        12.5 EXCEPT FOR CUSTOMER'S PAYMENT OBLIGATIONS HEREUNDER, IN NO EVENT SHALL CUSTOMER BE LIABLE TO WILLIAMS FOR DIRECT DAMAGES IN EXCESS OF ONE MILLION DOLLARS.

13.  CUSTOMER'S CONTENT
     ------------------

     13.1   Responsibility for Content.  Customer shall be solely responsible
            --------------------------
            for all content transmitted by Williams as part of the Services. Further, Customer shall make all arrangements with other common carriers, Customer shall make all arrangements with other common carriers, stations, networks, sponsors, music licensing organizations, performers, representatives or other parties for the authorizations necessary to avail itself of the Services. Customer shall indemnify, defend, and save harmless Williams from any liability arising out of failure to make such arrangements.

     13.2   Content Indemnity. Customer shall indemnify, defend, and save
            -----------------
            harmless Williams from and against all loss, liability, damage and expense, including reasonable attorneys' fees, due to claims arising out of the content of any programming transmitted over Williams' facilities pursuant to this Agreement including without limitation, any claim for libel, slander, or infringement of copyright and any other claim resulting from any act or omission of Customer arising from the use of Williams' facilities or the Services provided that Customer be given immediate written notice of any such claims and of any suits brought or threatened against Williams and authority to assume the sole defense thereof through its own counsel and to compromise or settle any suits so far as this may be without prejudice to Williams' rights.

     13.3   No Violation of Law. Customer shall not use the Services for an
            -------------------
            unlawful purpose, including (without limitation) any use which constitutes a violation of any local, state, federal, national or international laws. Williams shall have the right to terminate this Agreement and the Services provided hereunder without liability to Customer in the event that Williams, its officers, employees or agents, becomes the subject of any investigation, or is threatened with or made a party to any administrative proceeding or litigation, related to the alleged illegal use of the Services by Customer. Notwithstanding the foregoing, Williams will not terminate this Agreement pursuant to this Section 13.3 if, immediately upon notification by Williams of such alleged illegal use, Customer is able to satisfy Williams subject to Williams' sole and reasonable discretion within forty-eight (48) hours that Customer has ceased the aforementioned alleged illegal use.

14.  NO THIRD-PARTY BENEFICIARY. The provisions of this Agreement are for the
     ---------------------------
benefit only of the parties hereto, and no third party may seek to enforce, or benefit from these provisions.

15.  LEGAL EXPENSES. If any proceeding is brought for the enforcement of this
     ---------------
Agreement, or because of an alleged or actual dispute, breach, default or misrepresentation in connection with any of the provisions of this

Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in such action or proceeding in addition to any other relief to which such party may be entitled.

16.  FORCE MAJEURE.  Notwithstanding any other provision of this Agreement,
     -------------
neither Williams nor Customer shall be held liable for any delay or failure to perform any part of this Agreement (other than non-payment of amounts due hereunder) for any cause beyond its control and without its fault or negligence, including but not limited to acts or omissions of civil or military authorities, national or local emergencies, government regulations, embargoes, epidemics, wars, terrorist acts, sabotage, riots, insurrections, fires, lightning, sun, hail, high winds or other adverse weather conditions , explosions, nuclear accidents, strikes, extended power blackouts, natural disasters including but not limited to earthquakes, floods or volcanic action, failure of satellite transponder or failure of any third party facilities, equipment or services (outside of the control of Williams and its subcontractors) or any law, regulation or order of any government agency or court of competent jurisdiction affecting either of the parties hereto in the performance of their obligations hereunder.

17.  INDEPENDENT CONTRACTORS. The parties to this Agreement are independent
     -----------------------
contractors, and none of the provisions of this Agreement shall be interpreted or deemed to create any relationship between Williams and Customer other than that of independent contractors. Without limiting the generality of the foregoing, Williams and Customer shall have sole responsibilities for the withholding of all federal and state income taxes, unemployment insurance tax, social security tax and other withholding with respect to payments made by it to its employees performing services for it under this Agreement. Neither party's directors, officers, employees, contractors or agents shall be deemed employees of the other party or shall be entitled to compensation or any employment benefits of any kind provided by the other party to its employees.

18.  WAIVER. No delay or failure of Williams or Customer to insist on
     ------
performance of any of the terms or conditions herein or to exercise any right or privilege, or either party's waiver of any breach hereunder, shall be construed to be a waiver thereof or a waiver of any other terms, conditions or privileges, whether of the same or similar type.

19.  GOVERNING LAW. This Agreement shall be governed by and construed in
     -------------
accordance with the laws of the State of New York without regard to its choice of law provisions.

20.  SEVERABILITY. If any term or provision of this Agreement shall, to any
     ------------
extent, be determined to be invalid or unenforceable by a court or body of competent jurisdiction, then (a) both parties shall be relieved of all obligations arising under such provision and this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it valid and enforceable while preserving its intent, and (b) the remainder of this Agreement shall be valid and enforceable.

21.  SURVIVAL OF TERMS AND CONDITIONS. The terms and conditions of this
     --------------------------------
Agreement which by their nature extend beyond termination of this Agreement shall survive the expiration or termination of this Agreement to the full extent necessary for their enforcement and for the protection of the party in whose favor they operate.

22.  COUNTERPARTS. This Agreement may be executed in counterparts, each of which
     ------------
shall constitute an original and all of which, when taken together, shall constitute one agreement.

23.  PARTIES BOUND BY AGREEMENT; ASSIGNMENT. This Agreement is binding upon and
     --------------------------------------
shall inure to the benefit of the parties hereto and upon their respective successors and permitted assigns. Customer may not assign this Agreement without the prior written consent of Williams, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, upon written notice, either party may assign to a parent, affiliate, subsidiary company and/or any entity that acquires, substantially all the shares or assets of a Party, without the consent of the other.

24.  OUTSOURCING OF NETWORK MANAGEMENT. Should Customer establish an outsourcing
     ---------------------------------
relationship with a third party to manage its network, Williams agrees to work with such third party as designated by Customer in order to facilitate optimum performance of Customer's network.

25.  ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire agreement
     ----------------------------
of the parties with respect to the subject matter hereof and supersedes any prior understandings, oral agreements and/or writings between the parties regarding the subjects within this Agreement. This Agreement may only be amended or modified in writing signed by Customer and Williams.

IN WITNESS WHEREOF the parties have executed this Agreement by the hand of their respective duly authorised officers.


WILLIAMS VYVX SERVICES, A BUSINESS UNIT       iBEAM BROADCASTING CORPORATION
OF WILLIAMS COMMUNICATIONS, INC.

/s/ Laura Kenny                               /s/ Chris Dier
----------------------------------------      ----------------------------------
SIGNATURE                                     SIGNATURE

Laura Kenny                                   Chris L. Dier
----------------------------------------      ----------------------------------
PRINT NAME                                    PRINT NAME

Sr. VP & General Manager                      CFO
----------------------------------------      ----------------------------------
TITLE                                         TITLE

12-14-99                                      12/18/99
----------------------------------------      ----------------------------------
DATE                                          DATE

                                                     Agreement No.______________


[LOGO OF WILLIAMS]

VYVX SERVICES

                   Teleport Services Agreement - Exhibit A-1


1.   SERVICE DESCRIPTION. Williams shall provide to Customer the use of the
     -------------------
Teleport for a dedicated use transmission, based on the terms contained herein, to uplink Customer's signal(s) from the Teleport to Williams-provided space segment on TelStar 7, transponder 15.

2.   SERVICE INITIATION. Williams shall initiate the Services described herein
     ------------------
on January 4, 2000 (the "Service Initiation Date"), provided, however that Customer has signed this Agreement no later than December 14, 1999. Customer's obligation to pay for the Services shall begin on the Service Initiation Date. Loral has agreed to provide a transponder for testing purposes up to a maximum of 15 MHz, and Williams will provide the Services during a Testing Period, which shall begin as early as possible during the week of December 13, 1999 and continue until January 2, 2000. Loral has informed Williams that Telstar 7, Transponder 3 has been designated for such Testing Period and service will switch to Telstar 7, Transponder 15 on January 4, 2000.

3.   TERM.  The term of this Exhibit A-1 shall begin on the Service Initiation
     ----
Date and shall continue for a period of thirty-six (36) months, or until December 31, 2002 (the "Original Term").

4.   DEMARCATION POINT FOR SERVICES. The Demarcation Point for Services
     ------------------------------
described herein shall be defined as either

          4.1  RF Chain Demarcation

               a)  X   Customer provided equipment ("CPE") demarcation - the
                  ___
                  DVB/ASI data stream from Customer Provided encapsulator to the input of Williams provided modulator for all uplink services from the Teleport.;

               b)      Williams provided equipment demarcation - the Telco
                  ___
                  demarcation point as defined by the local loop provider (RBOC, CAP, etc.), with Williams responsible for connectivity between RF Chain and local loop demarcation;

          4.2  Local Loop Demarcation

               a)      Williams provided local loop demarcation - Customer
                  ___
                  premise - Williams provisions the local loop between the Customer premise and the respective local facility, whether that facility is a Williams POP or 3/rd/ party POP, with the demarcation point being the Customer end of the local loop;

               b)      Williams provided local loop demarcation - Teleport
                  ___
                  premise - For the Primary uplink out of New York, Williams provisions the local loop between the Teleport and the respective local facility, whether that facility is a Williams POP or 3/rd/ party POP, with the demarcation point being the local facility end of the local loop. Williams is responsible for provisioning and continued operation of the local loop for the Primary signal path as defined herein;

               c)      Customer provided local loop demarcation - Customer
                  ___
                  premise - Customer provisions the local loop between the Customer Premise and respective local facility, whether that facility is a Williams POP or 3/rd/ party POP with the demarcation point being the local facility end of the local loop;

               d)  X   Customer provided local loop demarcation - Teleport
                  ___
                  premise - For the Redundant uplink out of Los Angeles, Customer provisions the local loop between the Teleport and the respective local facility, whether that facility is a Williams POP or 3/rd/ party POP, with the demarcation point being the Teleport end of the local loop. Customer is responsible for provisioning, payment and continued operation of the local loop for the Redundant signal path as defined herein.

          4.3     IXC Demarcation. Intentionally Left Blank.

          4.4     "Other."  Intentionally Left Blank.

5.  WILLIAMS RESPONSIBILITIES. (collectively, the Service[s])
    -------------------------


                             [CHART APPEARS HERE]



Generic Signal Path diagram

5.1  Terrestrial Fiber Connectivity:

     a) Local Access. Customer Premise (City A) Intentionally Left Blank.

     b) Interexchange Fiber. Intentionally Left Blank.

     c) Local Access - Teleport (City Z)

        City Z Customer Premise:          IXC POP, 12/th/ Flr, 60 Hudson St
        City Z NPA / NXX:                 T.B.D.
        Williams Teleport:                Primary - Williams Vyvx Teleport New
                                          York, 27 Randolph Street, Carteret, NJ
                                          07008

        Circuit Type:        _________ Analog              X        Digital
                                                           --------
        Circuit Capacity:    DS-3(45 Mbps)

        Transmission Type:   _________ Simplex             X        Duplex
                                                           --------

5.2  Space Segment  (the "Transponders")

a) Williams shall provide two Ku-band transponders (the "Transponders") on Telstar 7 at the 129 West orbital slot. The Transponders shall be provided on a "ramp-up" schedule by which Customer commits to pay for increasing amounts of the space segment on the Transponders. The ramp-up schedule is depicted on the Ramp-Up and Pricing Schedule attached hereto as Exhibit D. Customer's commitment for the space segment depicted on Exhibit D begins on the first day of the first month of the respective quarter identified. With appropriate notice, Customer may accelerate the ramp-up of space segment, together with the corresponding charges. Once an increased level of space segment has been activated, however, the level may not be decreased. The full use of both Transponders as depicted on Exhibit D beginning no later than [*] shall continue through the end of the Term of the Agreement. The second transponder is subject to the Right of First Refusal described below in subparagraph (c).

b)  Additional bandwidth is available under the Bursting provision in Section
    6.6 (b) herein.

c) Williams shall provide Customer with a Right of First Refusal on a Fully-Protected Ku-band transponder on Telstar 7. The Right of First Refusal shall be activated at the time Loral Skynet receives a bona fide offer for Loral's last Fully Protected Ku-band transponder on Telstar 7. In order to implement such Right-of-First Refusal, Williams shall provide Customer with written notice that Loral has received such bona fide offer. If Customer chooses to lease the transponder in question, Customer must respond, in writing, to Williams within twenty (20) calendar days of Customer's receipt of Williams' written notice and must begin full service on the second transponder no later than forty-five (45) days following receipt of Williams' written notice. The monthly rate for the second transponder shall

    [*]   Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

--------------------------------------------------------------------------------
Standard Form                                                      Page 11 of 26
--------------------------------------------------------------------------------
     immediately be [*] without any ramp-up schedule as depicted on Exhibit D hereto. Customer's failure to respond to Williams' notification shall be deemed a refusal of the second transponder. This Right of First Refusal terminates when service on the second transponder begins on [*] or when Customer declines service under the Right of First Refusal.

(d) Williams' Standard Satellite Terms and Conditions are attached as Exhibit C and are considered an integral part of the Agreement. In the event of conflict, the terms of this Agreement shall supersede the terms and conditions in Exhibit C.


5.3 Uplinking/Downlinking. Williams shall modulate Customer's DVB/ASI data stream to 70 MHz, upconvert the signal to 14 GHz and then transmit the signal from the Teleport to the Transponder in accordance with the predicted performance parameters which have been established based on the technical specifications calculated in the New York link budget attached as Exhibit A-1(a). Customer acknowledges and agrees that any equipment substitutions or technical changes made by Customer or Williams may affect the attached link budget calculations and could result in corresponding changes to the following predicted performance specifications:

     Williams will provide a Primary signal path via its New York Teleport. The Customer's signal will be transmitted from New York at a calculated power level of 73.11 dBW to TelStar 7's Ku-band transponder 15, resulting in a predicted downlink EIRP of 47 dBW per carrier to CONUS. Williams understands that this signal will be received by Customer's downlink equipment utilizing a minimum 1.0 meter antenna in CONUS providing approximately 40 dBi gain at 12 GHz. Calculations are based on Loral Skynet provided specifications for TelStar 7. These values assume 6 dB of rain fade margin and 99.7% equipment availability. Additionally, these values predict an approximate data rate capacity of 39 MBps.

     Williams will provide a Redundant signal path via its Los Angeles Teleport. The Customer's signal will be transmitted from Los Angeles at a calculated power level of 70.34 dBW to TelStar 7's Ku-band transponder 15, resulting in a predicted downlink EIRP of 47 dBW per carrier to CONUS. Williams understands that this signal will be received by Customer's downlink equipment utilizing a minimum 1.0 meter antenna in CONUS providing approximately 40 dBi gain at 12 GHz. Calculations are based on Loral Skynet provided specifications for TelStar 7. These values assume 6 dB of rain fade margin and 99.7% equipment availability. Additionally, these values predict an approximate data rate capacity of 39 MBps.

     When Williams has actual knowledge that there is an outage to Customer's Service, Williams must switch signal delivery from the Primary uplink to the Redundant uplink as described herein. Williams will switch the signal within five (5) minutes upon Williams' actual knowledge of the outage. To accommodate Williams' switch of signal delivery, Customer shall maintain the delivery of the data signal to the Redundant uplink on a continuous basis.

     It is understood and agreed to by both parties that while these initial uplink systems do not support iBEAM's long term growth requirements, approximately [*] MBps for a CONUS service, but they do provide sufficient capacity for iBEAM to develop their service offering. At such time that both parties deem this current capacity to be insufficient to meet iBEAM's market requirements, both parties will work together to expand these systems to support iBEAM's long term growth requirements of [*] MBps. Such expansion of Services shall be reflected in an amendment to this Agreement.

---------------------------------------------------------------------------------------------------------
                                  Uplink       Uplink      Downlink     Downlink
   Direction         Data Rate    Freq.       Polarity       Freq.      Polarity       Modulation    FEC
---------------------------------------------------------------------------------------------------------
Simplex Uplink-NY     39 MBps     14300     Horizontal     12000       Vertical       QPSK          3/4
                                   MHz                      MHz
---------------------------------------------------------------------------------------------------------
Simplex Uplink-LA     39 MBps     14300     Horizontal     12000       Vertical       QPSK          3/4
                                   MHz                      MHz
---------------------------------------------------------------------------------------------------------

[*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

--------------------------------------------------------------------------------
Standard Form                                                      Page 12 of 26
--------------------------------------------------------------------------------

5.4 Equipment. Williams shall provide the necessary equipment to uplink Customer's signal(s) to/from the customer provided modem in accordance with this Agreement. Uplink system will operate with data modulators, frequency upconverters and High Power Amplifiers in a 1:N automatic redundancy mode where N=4. Williams will supply an environmentally controlled facility, including 2 19" racks for Customer's equipment and 2 POTS lines for remote monitoring of the Customer Provided equipment at each teleport facility. Facility power will be supplied at 120vac or 208vac. In the event of facility power failure, all critical equipment will have power supplied by an uninterruptable power supply with sufficient battery capacity to allow time for William's supplied diesel generator to be automatically switched on-line. All equipment provided by Williams shall remain the property of Williams.

5.5 Monitor. Williams will monitor the Service, and Williams will communicate with Customer as promptly as possible regarding any technical problems with Customer's Equipment, Customer's signal(s) or the Services. Williams will provide Customer with a monthly monitoring report in a form or format which is mutually agreed to by the parties.

5.6 Basic Maintenance. Williams may provide basic maintenance to Customer based on procedures mutually agreed upon by the parties.


6. CUSTOMER RESPONSIBILITIES.

6.1  Space Segment. Intentionally Left Blank.

6.2 Signal Delivery. Customer shall be solely responsible for delivery of its signal(s) to/from the Demarcation Point, as defined in Section 4 above.

6.3  Uplinking/Downlinking. Intentionally Left Blank.

6.4  Customer's Equipment.

     (a) For the Services described above, Customer shall provide equipment ("Customer's Equipment") to both the New York and Los Angeles Teleports to be used in connection with Williams provision of the Services to Customer which will perform the following functions:

         2 Cisco 7206VXR Routers - The first router is for terminating ATM DS3 local loop for the purpose of passing multicast and unicast data from Customer's broadcasting head ends into Customer's DVB encapsulators. The second router is for redundancy.

         2 Cisco 2924 Switches - The first switch is to terminate Customer's server, router, encapsulator and terminal server equipment LAN ports, and allows for layer 2 communication between Customer's equipment. The second switch is for redundancy.

         2 Skystream Encapsulators - The first encapsulator encapsulates Customer's data into a DVB compliant format for delivery to Williams' multiplexing equipment. The second encapsulator is for redundancy.

         Cisco 2511 Terminal Server - Provides out of band management and remote capability for controlling and configuring Customer owned equipment.

         Customer shall provide Williams with a list of equipment as well as a corresponding diagram(s) to be updated as required.

     (b) Customer's Equipment shall remain the property of Customer, and maintenance, repair, or replacement of Customer's Equipment shall be the sole responsibility of Customer. In the event that Customer's needs change with regard to rack space, the parties shall re-evaluate charges associated with such additional rack space. Upon

--------------------------------------------------------------------------------
Standard Form                                                      Page 13 of 26
--------------------------------------------------------------------------------
         expiration or termination of this Agreement, Customer agrees to promptly remove Customer's Equipment. Customer's failure to do so, or failure to provide Williams with instructions regarding the disposition of Customer's Equipment within thirty (30) days of the expiration or termination of the Agreement shall be deemed to be an abandonment of Customer's Equipment, and Williams may remove Customer's Equipment and place it in storage for Customer. Upon payment to Williams of the total cost of removal, storage and shipping, Williams will ship Customer's Equipment to Customer.

     (c) The Teleport is staffed on a 24 x 7 basis. For security of the Teleport and in the best interests of Williams and its customers, access to the Teleport is restricted. Customer shall have access to Customer's Equipment for normal maintenance purposes from 08:00 to 17:00 local time, weekends and holidays excluded, and Customer shall give the Teleport a minimum of 24 hours advance notice. Customer shall have access to Customer's Equipment for emergency servicing purposes at any time, and Customer shall give a minimum of one hour advance notice. Customer shall provide the Teleport with a written list of all of Customer's employees (or contractors) who are authorized to have access to Customer's Equipment, and Customer shall update this list as needed. The Teleport may deny access to any person whose name is not on Customer's list of authorized persons.

     (d) The Teleport will supply adequate rack space for Customer's Equipment as listed above at no charge in addition to the Service Charge. Any additional rack space required or requested by Customer shall be subject to availability and to additional charge.

6.5 Uplinking/Downlinking Equipment. Customer shall be solely responsible for transmitting/receiving satellite signals, including all uplink/downlink equipment necessary for transmission/reception of satellite signals at locations other than the Teleport.

6.6  Data Rates and Service Charges.

     (a) Monthly Recurring Charges. The Monthly Recurring Charge ("MRC") for the Service shall be as described in the Ramp-Up and Pricing Schedule attached hereto as Exhibit D. Customer is committing to the following data rate ramp-up schedule for Services:

         Data Rate            Timeframe
         _______________________________
         [*]                  Qtr 1, '00
         [*]                  Qtr 2, '00
         [*]                  Qtr 3, '00
         [*]                  Qtr 4, '00
         [*]                  Qtr 1, '01
         [*]                  Qtr 2, '01
         [*]                  Qtr 3, '01
         [*]                  Qtr 4, '01
         [*]                  Qtr 1, '02
         [*]                  Qtr 2, '02
         [*]                  Qtr 3, '02
         [*]                  Qtr 4, '02

     (b) Non-Recurring Expense. The Non-Recurring Expense ("NRE") for the Services shall be as described in the Ramp-Up and Pricing Schedule attached hereto as Exhibit D. Customer shall be charged the NRE, or one-time fee of $[*], which sum represents $[*] installation fee for the two teleports ($[*] x 2 teleports) plus $[*] rack fees for two racks per each teleport ($[*] x 2 racks x 2 teleports).

     (c) Rack Space Charges. The Rack Space Charges for the Service shall be as described in the Ramp-Up and Pricing Schedule attached hereto as Exhibit D. Customer will not be charged any MRC for the initial two racks deployed at each teleport, or 4 total racks. However, as Customer adds racks, Customer will not incur any NRE, but Customer will incur MRC charges for every additional rack beyond the first four. The rates for these racks will vary with the number of transponders required to provide the service, or as the number of transponders required increases, the per rack rate will decrease. The Rack rates will be $[*] per rack, above the initial four, while the Customer requires

         [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

--------------------------------------------------------------------------------
Standard Form                                                      Page 14 of 26
--------------------------------------------------------------------------------
              one transponder. Once the Customer adds a second transponder, the per rack rate will drop to $[*] per rack. If Customer adds a third transponder, the rate would drop to $[*] per rack.

        (d) Bursting. The Bursting Charge for the Service shall be as described in the Ramp-Up and Pricing Schedule attached hereto as Exhibit D. Each single Bursting event is limited to a duration of seven (7) days, with a limitation of nine (9) days for multiple bursting events during any thirty-one (31) calendar day rolling period. If the bursting event exceeds either the seven (7) day limitation for a single event or any period of time during the nine (9) days for any thirty-one (31) calendar day period, Customer will be required to ramp-up its Service to the data rate level for the highest bandwidth actually used during the bursting event. For example, if Customer is at 10 MBps, and wants to burst to 15 MBps for nine (9) days, then Customer is required to ramp-up its fixed data rate to 15 MBps from 10 MBps and begin paying the 15 MBps rate with no One-Time bursting fee associated with this ramp-up. Additionally, any Bursting is limited to 10 MBps above the current fixed data rate. If the Bursting requires bandwidth greater than 10 MBps higher than the current data rate, Customer will be required to raise its current data rate to a level supporting the desired bursted bandwidth. All Bursting is limited to the bandwidth available within a single transponder. No bursting capability is available if bandwidth requires an additional transponder.

        (e) The Service Charge shall be invoiced thirty (30) days in arrears and shall be paid by Customer in U.S. Dollars within thirty (30) days of the date of invoice. Additionally, at the time of signing this Agreement, Customer shall remit to Williams the sum of $[*] which sum represents advance payment of one month's
              Service Charge for Transponder 1, to be held by Williams as a deposit (the "Deposit") throughout the Term of this Agreement. Further, prior to initiation of Service on Transponder 2, Customer shall remit to Williams the additional sum of $[*] which sum represents advance payment of one month's Service Charge for Transponder 2, to be held by Williams as a deposit throughout the Term of this Agreement. Such deposits, as are set forth above, shall be returned to Customer thirty (30) days from termination of this Agreement, provided however that Customer has made payment for all services rendered hereunder.

        (f) Customer agrees that this is a take-or-pay commitment and that failure to use the Services throughout the Term does not affect Customer's obligation to pay the Service Charge throughout the Term. The parties agree that Customer's total commitment pursuant to this Agreement through the Term is approximately $8,850,840. The parties agree that this take-or-pay commitment is a portion of the consideration for this Agreement, and that it is not a penalty.

   6.7 Labor. If Williams performs labor for Customer beyond Basic Maintenance as described in Section 5.6 herein, at Customer's request, other than in connection with the Services, then Customer agrees to pay Williams for that labor at the rate of $100 per hour. An example of when a labor charge would be charged is if Williams agreed to switch out an item of Customer's Equipment with a replacement part provided by Customer.

   6.8 Compliance with Teleport Policies. Customer agrees that it shall comply with all policies and procedures of the Teleport.

7. AUTOMATIC RENEWAL.  After the expiration of the Original Term, this Exhibit
   -----------------
A-1 shall automatically renew for one-year renewal terms (a "Renewal Term"). Either party may elect not to renew the Agreement by providing the other party with written notice a minimum of one hundred twenty (120) days prior to the end of the Original Term or any Renewal Term.

8. ANNUAL SERVICE CHARGE ADJUSTMENT.  Upon expiration of the Original Term, and
   --------------------------------
   continuing thereafter annually on each anniversary of the Renewal Term of this Agreement, unless otherwise agreed to by the parties, the Service Charge shall be increased by an amount equal to the Consumer Price Index for All Urban Consumers (CPI-U), as originally published by the Bureau of Labor Statistics, for all items less food and energy, unadjusted for the twelve month period ending the previous December 31.

   [*] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


--------------------------------------------------------------------------------
Standard Form                                                      Page 15 of 26
--------------------------------------------------------------------------------

Exhibit A-1(a) Primary Service - New York Link Budget

     ---------------------------------------------------------------------------------------------------------------------
     Service Name                                   iBEAM

     Coverage                                       CONUS

     Uplink earth station                           Newark

     Downlink earth station                         CONUS EIRP

     Satellite name                                 Telstar 7
     ---------------------------------------------------------------------------------------------------------------------
     Link Input Parameters                                 Uplink          Downlink                             Units
     ---------------------------------------------------------------------------------------------------------------------
     Site latitude                                       40.73N            48.93N                             degrees
     Site longitude                                      74.17W           119.43W                             degrees
     Magnetic variation                                   13.3W             19.0E                             degrees
     Site altitude                                         0.1               0.2                                 km
     Frequency                                              14                12                                 GHz
     Polarization                                        Vertical        Horizontal
     Rain-climatic zone (* prefix Crane)                    K                 D
     Availability (average year)                          99.7              99.7                                 %
     Water vapour density                                   15                10                                 gm/m3
     Surface temperature                                    20                15                             /degrees/C
     Antenna aperture                                        7                 1                                 metres
     Antenna efficiency / gain                              65                65                         % (* prefix dBi)
     Coupling loss                                           4               0.1                                dB
     Antenna tracking / mispoint error                     0.1               0.1                                dB
     LNB noise figure / temp                                                 0.8                         dB (* prefix K)
     Antenna noise                                                            50                                 K
     Adjacent carrier interference                          28                28                                dB
     Adjacent satellite interference                        28                28                                dB
     Cross polarization interference                        28                28                                dB
     Uplink station HPA output back-off                      1                                                  dB
     Number of carriers / HPA                                1
     HPA C/IM (up)                                          30                                                  dB
     Uplink power control                                    6                                                  dB
     Uplink filter truncation loss                           0                                                  dB

     ---------------------------------------------------------------------------------------------------------------------
     Satellite Input Parameters                           Value                                                Units
     ---------------------------------------------------------------------------------------------------------------------
     Satellite longitude                                  129W                                               degrees
     Transponder type                                     TWTA
     Receive G/T                                           1.4                                                 dB/K
     Saturation flux density                               -96                                                 dBW/m2
     Satellite attenuator pad                                6                                                  dB
     Transmit EIRP at saturation                            47                                                 dBW
     Transponder bandwidth                                  36                                                 MHz
     Input back off total                                    1                                                  dB
     Output back off total                                2.49                                                  dB
     Intermodulation interference                         12.5                                                  dB

     ---------------------------------------------------------------------------------------------------------------------
     Carrier/Link Input Parameters                        Value                                                Units
     ---------------------------------------------------------------------------------------------------------------------
     Modulation                                           4-PSK
     Required bit error rate performance                   10-7
     Required Eb/No without FEC coding                    11.31                                                 dB
     Required Eb/No with FEC coding                         5.5                                                 dB

--------------------------------------------------------------------------------
Standard Form                                                      Page 16 of 26
--------------------------------------------------------------------------------

     Information rate                                              39                                           Mbps
     Overhead                                                       5                                            %
     FEC code rate                                               0.75
     Spread factor                                                1.2
     Carrier spacing factor                                       1.3
     Bandwidth allocation step size                               0.1                                           MHz
     System margin                                                  1                                           dB
     ---------------------------------------------------------------------------------------------------------------------
     Calculations at Saturation                                 Value                                          Units
     ---------------------------------------------------------------------------------------------------------------------
     Gain 1m2                                                   44.38                                          dB/m2
     Uplink C/No                                                95.52                                          dB.Hz
     Downlink C/No                                              88.78                                          dB.Hz
     Total C/No                                                 87.94                                          dB.Hz
     Uplink EIRP for saturation                                 74.11                                           dBW
     ---------------------------------------------------------------------------------------------------------------------
     General Calculations                                      Uplink          Downlink                         Units
     ---------------------------------------------------------------------------------------------------------------------
     Elevation                                                  17.59             33.1                        degrees
     True azimuth                                              245.31           192.61                        degrees
     Compass bearing                                           258.61           173.61                        degrees
     Path distance to satellite                              39794.08         38339.27                          km
     Propagation time delay                                      0.13             0.13                        seconds
     Antenna efficiency                                            65               65                           %
     Antenna gain                                               58.36            40.12                          dBi
     Availability (average year)                                 99.7             99.7                           %
     Link downtime (average year)                              26.298           26.298                         hours
     Availability (worst month)                                    99               99                           %
     Link downtime (worst month)                                7.305            7.305                         hours
     Spectral power density                                    -24.38             5.38                       dBW/4kHz
     ---------------------------------------------------------------------------------------------------------------------
     Uplink Calculation                                         Clear           Rain Up          Rain Dn       Units
     ---------------------------------------------------------------------------------------------------------------------
     Uplink transmit EIRP                                       73.11            73.11            73.11         dBW
     Transponder input back-off (total)                             1                1                1         dB
     Input back-off per carrier                                    -1               -1               -1         dB
     Mispoint loss                                                0.1              0.1              0.1         dB
     Free space loss                                           207.37           207.37           207.37         dB
     Atmospheric absorption                                      0.43             0.43             0.43         dB
     Tropospheric scintillation fading                           0.69             0.69             0.69         dB
     Atmospheric losses total                                    1.13             1.13             1.13         dB
     Total path loss (excluding rain)                          208.59           208.59           208.59         dB
     Rain attenuation                                               0              3.6                0         dB
     Uplink Power Control                                           0                6                0         dB
     Uncompensated Rain Fade                                        0                0                0         dB
     C/No (thermal)                                             94.52            94.52            94.52        dB.Hz
     C/N (thermal)                                              19.37            19.37            19.37         dB
     C/ACI                                                         28               28               28         dB
     C/ASI                                                         28               28               28         dB
     C/XPI                                                         28               28               28         dB
     C/IM                                                          30               30               30         dB
     Eb/(No*Io)                                                 16.64            16.64            16.64         dB

--------------------------------------------------------------------------------
Standard Form                                                      Page 17 of 26
--------------------------------------------------------------------------------

   ------------------------------------------------------------------------------------------------------------------
   Downlink Calculation                                 Clear            Rain Up          Rain Dn            Units
   ------------------------------------------------------------------------------------------------------------------
   Satellite EIRP total                                   47                 47               47              dBW
   Transponder output back-off (total)                  2.49               2.49             2.49              dB
   Output back-off per carrier                         -2.49              -2.49            -2.49              dB
   Satellite EIRP per carrier                          44.51              44.51            44.51              dBW
   Mispoint loss                                         0.1                0.1              0.1              dB
   Free space loss                                     205.7              205.7            205.7              dB
   Atmospheric absorption                               0.14               0.14             0.14              dB
   Tropospheric scintillation fading                    0.32               0.32             0.32              dB
   Atmospheric losses total                             0.46               0.46             0.46              dB
   Total path loss (excluding rain)                   206.27             206.27           206.27              dB
   Rain attenuation                                        0                  0             0.64              dB
   Noise increase due to precipitation                     0                  0             1.15              dB
   Downlink degradation (DND)                              0                  0             1.79              dB
   Total system noise                                 114.12             114.12            148.8               K
   Figure of merit (G/T)                               19.45              19.45            18.29             dB/K
   C/No (thermal)                                      86.29              86.29             84.5             dB.Hz
   C/N (thermal)                                       11.13              11.13             9.35              dB
   C/ACI                                                  28                 28               28              dB
   C/ASI                                                  28                 28               28              dB
   C/XPI                                                  28                 28               28              dB
   C/IM                                                 12.5               12.5             12.5              dB
   Eb/(No*Io)                                           7.63               7.63             6.54              dB
   ------------------------------------------------------------------------------------------------------------------
   Totals per Carrier (End-to-End)                     Clear            Rain Up          Rain Dn            Units
   ------------------------------------------------------------------------------------------------------------------
   C/No (thermal)                                      85.68              85.68            84.09             dB.Hz
   C/N (thermal)                                       10.53              10.53             8.93              dB
   C/ACI                                               24.99              24.99            24.99              dB
   C/ASI                                               24.99              24.99            24.99              dB
   C/XPI                                               24.99              24.99            24.99              dB
   C/IM                                                12.42              12.42            12.42              dB
   C/(No*Io)                                           83.24              83.24            82.26             dB.Hz
   C/(N*I)                                              8.09               8.09             7.11              dB
   Eb/(No*Io)                                           7.12               7.12             6.14              dB
   System margin                                           1                  1                1              dB
   Net Eb/(No*Io)                                       6.12               6.12             5.14              dB
   Required Eb/(No*Io)                                   5.5                5.5              5.5              dB
   Excess margin                                        0.62               0.62            -0.36              dB
   ------------------------------------------------------------------------------------------------------------------
   Earth Station Power Requirements                     Value                                                Units
   ------------------------------------------------------------------------------------------------------------------
   EIRP per carrier                                    73.11                                                  dBW
   HPA power per carrier                               14.75                                                  dBW
   Uplink power control                                    6                                                  dB
   HPA output back off                                     1                                                  dB
   Waveguide loss                                          4                                                  dB
   Filter truncation loss                                  0                                                  dB
   Number of HPA carriers                                  1
   Total HPA power required                            25.75                                                  dBW
   Required HPA power capability                      376.24                                                    W
   Spectral power density                             -24.38                                                dBW/4kHz
   ------------------------------------------------------------------------------------------------------------------

 Standard Form                                                  Page 18 of 26

    ---------------------------------------------------------------------------------------------------------------------
    Space Segment Utilization                                  Value                                         Units
    ---------------------------------------------------------------------------------------------------------------------
    Information rate (inc overhead)                            40.95                                          Mbps
    Transmit rate                                               54.6                                          Mbps
    Symbol rate                                                 27.3                                         MBaud
    Occupied bandwidth                                         32.76                                           MHz
    Noise bandwidth                                            75.15                                         dB.Hz
    Minimum allocated bandwidth required                       35.49                                           MHz
    Allocated transponder bandwidth                             35.5                                           MHz
    Allocated transponder bandwidth                            98.61                                            %
    Carriers per transponder by bandwidth usage                 1.01
    Used transponder power                                     44.51                                           dBW
    Used transponder power                                       100                                            %
    ---------------------------------------------------------------------------------------------------------------------

Standard Form                                                    Page 19 of 26

Exhibit A-1(b) Redundant Service - Los Angeles Link Budget

    -------------------------------------------------------------------------------------------------------------------
    Service Name                                           iBEAM
    Coverage                                               CONUS
    Uplink earth station                                   Steele Valley
    Downlink earth station                                 CONUS EIRP
    Satellite name                                         Telstar 7
    ------------------------------------------------------------------------------------------------------------------
    Link Input Parameters                                   Uplink          Downlink                     Units
    ------------------------------------------------------------------------------------------------------------------
    Site latitude                                           33.95N           48.93N                     degrees
    Site longitude                                          117.40W          119.43W                    degrees
    Magnetic variation                                       13.7E            19.0E                     degrees
    Site altitude                                             0.2              0.2                         km
    Frequency                                                  14               12                        GHz
    Polarization                                           Vertical        Horizontal
    Rain-climatic zone (* prefix Crane)                        D                D
    Availability (average year)                              99.7             99.7                         %
    Water vapour density                                       10                5                       gm/m3
    Surface temperature                                        20               15                     (degrees)C
    Antenna aperture                                          3.5                1                       metres
    Antenna efficiency / gain                                  65               65                  % (* prefix dBi)
    Coupling loss                                               3              0.1                         dB
    Antenna tracking / mispoint error                         0.1              0.1                         dB
    LNB noise figure / temp                                                    *35                  dB (* prefix K)
    Antenna noise                                                               50                         K
    Adjacent carrier interference                              28               28                         dB
    Adjacent satellite interference                            28               28                         dB
    Cross polarization interference                            28               28                         dB
    Uplink station HPA output back-off                          1                                          dB
    Number of carriers / HPA                                    1
    HPA C/IM (up)                                              30                                          dB
    Uplink power control                                        6                                          dB
    Uplink filter truncation loss                               0                                          dB
    ---------------------------------------------------------------------------------------------------------------
    Satellite Input Parameters                               Value                                       Units
    ---------------------------------------------------------------------------------------------------------------
    Satellite longitude                                       129W                                       degrees
    Transponder type                                          TWTA
    Receive G/T                                                1.4                                         dB/K
    Saturation flux density                                    -96                                        dBW/m2
    Satellite attenuator pad                                     6                                          dB
    Transmit EIRP at saturation                                 47                                         dBW
    Transponder bandwidth                                       36                                         MHz
    Input back off total                                         1                                          dB
    Output back off total                                     2.49                                          dB
    Intermodulation interference                              12.5                                          dB
    ---------------------------------------------------------------------------------------------------------------
    Carrier/Link Input Parameters                            Value                                        Units
    ---------------------------------------------------------------------------------------------------------------
    Modulation                                               4-PSK
    Required bit error rate performance                      10-7
    ---------------------------------------------------------------------------------------------------------------

Standard Form                                                   Page 20 of 26

     Required Eb/No without FEC coding                             11.31                                          dB
     Required Eb/No with FEC coding                                  5.5                                          dB
     Information rate                                                 30                                         Mbps
     Overhead                                                          5                                          %
     FEC code rate                                                  0.75
     Spread factor                                                   1.2
     Carrier spacing factor                                          1.3
     Bandwidth allocation step size                                  0.1                                         MHz
     System margin                                                     1                                          dB
     ------------------------------------------------------------------------------------------------------------------------
     Calculations at Saturation                                     Value                                       Units
     ------------------------------------------------------------------------------------------------------------------------
     Gain 1m2                                                      44.38                                        dB/m2
     Uplink C/No                                                   95.52                                        dB.Hz
     Downlink C/No                                                 89.92                                        dB.Hz
     Total C/No                                                    88.86                                        dB.Hz
     Uplink EIRP for saturation                                    72.72                                         dBW
     ------------------------------------------------------------------------------------------------------------------------
     General Calculations                                          Uplink          Downlink                     Units
     ------------------------------------------------------------------------------------------------------------------------
     Elevation                                                     48.61             33.1                      degrees
     True azimuth                                                 200.18           192.61                      degrees
     Compass bearing                                              186.48           173.61                      degrees
     Path distance to satellite                                 37165.77         38339.27                         km
     Propagation time delay                                         0.12             0.13                      seconds
     Antenna efficiency                                               65               65                         %
     Antenna gain                                                  52.34            40.12                        dBi
     Availability (average year)                                    99.7             99.7                         %
     Link downtime (average year)                                 26.298           26.298                       hours
     Availability (worst month)                                       99               99                         %
     Link downtime (worst month)                                   7.305            7.305                       hours
     Spectral power density                                       -19.99             5.14                      dBW/4kHz
     ------------------------------------------------------------------------------------------------------------------------
     Uplink Calculation                                            Clear          Rain Up        Rain Dn        Units
     ------------------------------------------------------------------------------------------------------------------------
     Uplink transmit EIRP                                          70.34            70.34         70.34          dBW
     Transponder input back-off (total)                                1                1             1           dB
     Input back-off per carrier                                    -2.38            -2.38         -2.38           dB
     Mispoint loss                                                   0.1              0.1           0.1           dB
     Free space loss                                              206.77           206.77        206.77           dB
     Atmospheric absorption                                         0.13             0.13          0.13           dB
     Tropospheric scintillation fading                              0.19             0.19          0.19           dB
     Atmospheric losses total                                       0.32             0.32          0.32           dB
     Total path loss (excluding rain)                              207.2            207.2         207.2           dB
     Rain attenuation                                                  0             0.85             0           dB
     Uplink Power Control                                              0                6             0           dB
     Uncompensated Rain Fade                                           0                0             0           dB
     C/No (thermal)                                                93.15            93.15         93.15         dB.Hz
     C/N (thermal)                                                 19.13            19.13         19.13           dB
     C/ACI                                                            28               28            28           dB
     C/ASI                                                            28               28            28           dB
     C/XPI                                                            28               28            28           dB
     ------------------------------------------------------------------------------------------------------------------------

Standard Form                                                      Page 21 of 26

     C/IM                                                             30               30            30           dB
     Eb/(No*Io)                                                    16.49            16.49         16.49           dB
     ------------------------------------------------------------------------------------------------------------------------
     Downlink Calculation                                          Clear           Rain Up        Rain Dn       Units
     ------------------------------------------------------------------------------------------------------------------------
     Satellite EIRP total                                             47               47            47          dBW
     Transponder output back-off (total)                            2.49             2.49          2.49           dB
     Output back-off per carrier                                   -3.87            -3.87         -3.87           dB
     Satellite EIRP per carrier                                    43.13            43.13         43.13          dBW
     Mispoint loss                                                   0.1              0.1           0.1           dB
     Free space loss                                               205.7            205.7         205.7           dB
     Atmospheric absorption                                         0.11             0.11          0.11           dB
     Tropospheric scintillation fading                              0.22             0.22          0.22           dB
     Atmospheric losses total                                       0.33             0.33          0.33           dB
     Total path loss (excluding rain)                             206.13           206.13        206.13           dB
     Rain attenuation                                                  0                0          0.64           dB
     Noise increase due to precipitation                               0                0          1.41           dB
     Downlink degradation (DND)                                        0                0          2.05           dB
     Total system noise                                            90.46            90.46        125.14           K
     Figure of merit (G/T)                                         20.45            20.45         19.05          dB/K
     C/No (thermal)                                                86.05            86.05         84.01         dB.Hz
     C/N (thermal)                                                 12.04            12.04          9.99           dB
     C/ACI                                                            28               28            28           dB
     C/ASI                                                            28               28            28           dB
     C/XPI                                                            28               28            28           dB
     C/IM                                                           12.5             12.5          12.5           dB
     Eb/(No*Io)                                                     8.11             8.11          6.96           dB
     ------------------------------------------------------------------------------------------------------------------------
     Totals per Carrier (End-to-End)                               Clear           Rain Up        Rain Dn       Units
     ------------------------------------------------------------------------------------------------------------------------
     C/No (thermal)                                                85.28            85.28         83.51         dB.Hz
     C/N (thermal)                                                 11.27            11.27          9.49           dB
     C/ACI                                                         24.99            24.99         24.99           dB
     C/ASI                                                         24.99            24.99         24.99           dB
     C/XPI                                                         24.99            24.99         24.99           dB
     C/IM                                                          12.42            12.42         12.42           dB
     C/(No*Io)                                                     82.51            82.51         81.48         dB.Hz
     C/(N*I)                                                        8.49             8.49          7.47           dB
     Eb/(No*Io)                                                     7.52             7.52           6.5           dB
     System margin                                                     1                1             1           dB
     Net Eb/(No*Io)                                                 6.52             6.52           5.5           dB
     Required Eb/(No*Io)                                             5.5              5.5           5.5           dB
     Excess margin                                                  1.02             1.02             0           dB
     ------------------------------------------------------------------------------------------------------------------------
     Earth Station Power Requirements                               Value                                       Units
     ------------------------------------------------------------------------------------------------------------------------
     EIRP per carrier                                              70.34                                         dBW
     HPA power per carrier                                            18                                         dBW
     Uplink power control                                              6                                          dB
     HPA output back off                                               1                                          dB
     Waveguide loss                                                    3                                          dB
     ------------------------------------------------------------------------------------------------------------------------

Standard Form                                                      Page 22 of 26

     Filter truncation loss                                            0                                          dB
     Number of HPA carriers                                            1
     Total HPA power required                                         28                                         dBW
     Required HPA power capability                                 631.6                                          W
     Spectral power density                                       -19.99                                       dBW/4kHz
     ------------------------------------------------------------------------------------------------------------------------
     Space Segment Utilization                                      Value                                        Units
     ------------------------------------------------------------------------------------------------------------------------
     Information rate (inc overhead)                                31.5                                         Mbps
     Transmit rate                                                    42                                         Mbps
     Symbol rate                                                      21                                        MBaud
     Occupied bandwidth                                             25.2                                         MHz
     Noise bandwidth                                               74.01                                        dB.Hz
     Minimum allocated bandwidth required                           27.3                                         MHz
     Allocated transponder bandwidth                                27.3                                         MHz
     Allocated transponder bandwidth                               75.83                                          %
     Carriers per transponder by bandwidth usage                    1.32
     Used transponder power                                        43.13                                         dBW
     Used transponder power                                        72.85                                          %
     Carriers per transponder by power usage                        1.37
     Carriers per transponder limited by:-              Transponder bandwidth [1.32 carriers]
     ------------------------------------------------------------------------------------------------------------------------

Standard Form                                                      Page 23 of 26

                                   EXHIBIT B

                  CUSTOMER'S CONTACTS FOR OPERATIONAL NOTICES


Customer Contact No. 1

Name:  iBEAM Network Operations
Telephone: 877-523-1700 or 408-523-1700

Customer Contact No. 2

Name:  Pet Kumler
Title: Director, Network Operations
Telephone: 408-523-1710

Customer Contact No. 3

Name:  Joseph Thurman
Title: Executive Director Operations
Telephone: 408-523-1683

Standard Form                                                     Page 24 of 26

                                   Exhibit C

                         Satellite Terms & Conditions


1.  Application of Terms and Conditions; Exclusion of Other or Additional Terms
    ---------------------------------------------------------------------------
    These Standard Terms and Conditions are applicable to all Communications Services provided by Williams to the Customer ("Customer") pursuant to this Service Agreement ("Agreement"). COMMUNICATIONS SERVICES WILL BE PROVIDED ON THE FOLLOWING TERMS AND CONDITIONS AND THE TERMS AND CONDITIONS OF THE AGREEMENT AND IN THE EVENT OF ANY CONFLICTS BETWEEN THE TERMS AND CONDITIONS OF THIS EXHIBIT C AND THE TERMS AND CONDITIONS OF THE AGREEMENT, THE TERMS AND CONDITIONS OF THIS EXHIBIT C SHALL CONTROL.

2.  Definitions  For purposes of this Agreement, the following terms shall have
    -----------
    the definitions set forth in this Section 2, as follows:

    "Applicable Carrier" shall mean the person, corporation, partnership, firm
     ------------------
    or other entity in control of the satellite, satellite transponder, microwave link, uplink, downlink, analog copper and/or fiber optic facilities being used to provide the Communications Services.

    "Applicable Carrier's Tariff" shall mean the Applicable Carrier's Tariff for
     ---------------------------
    Allowances for Interruptions, setting forth the policies of the Applicable Carrier with regard to credits, allowances, refunds or payments in the event of an interruption of Communications Services caused by the Applicable Carrier or the Applicable Carrier's equipment, as well as the policies of the Applicable Carrier with regard to payments, penalties and charges for cancellation of Communications Services by the Customer.

    "Communications Services" shall include (without limitation) satellite
     -----------------------
    transponder, transponder uplink/downlink, fiber optic, telephone line and/or microwave capacity, as applicable to the services requested by Customer.

    "Customer Agent" shall mean any person, corporation, partnership, firm or
     --------------
    other entity transmitting signals to, from or via a satellite transponder or using other Communications Services with the permission of or on behalf of a Customer.

    "Exchange Rates" shall mean the rates at which US dollars are exchanged for
     --------------
    the relevant foreign currency as published in The Wall Street Journal, U.S. Edition.

    "Uplink/Downlink Agent" shall mean the person, corporation, partnership,
     ---------------------
    firm or other entity engaged by Customer to transmit or receive Customer's signal to the satellite transponder being used to provide the Communications Services.

3.  Provision of Communications Services  Williams shall provide Customer, and
    ------------------------------------
    Customer shall accept from Williams as specified by Customer on the terms and conditions set forth herein.

4.  International Service   Rates for international Communications Services are
    ---------------------
    priced to Customer based on the Exchange Rate at the time service is contracted for, subject to monthly adjustments to reflect changes in the applicable published Exchange Rate on the first day of each month. Should the carrier of non-U.S. Communications Services modify its tariff or the technical parameters for Communications Services during the term of this Agreement, Williams shall have the right correspondingly to modify the tariff or rate or technical parameters of its Communications Services to Customer.

5.  Obligations of the Customer Customer shall make all arrangements with other
    ---------------------------
    common carriers, stations, networks, sponsors, music licensing organizations, performers, representatives or other parties for the authorizations necessary to avail itself of the Communications Services. Williams shall be indemnified, defended and saved harmless by Customer from any liability arising out of failure to make such arrangements. Customer shall not use Communications Services for an unlawful purpose, including (without limitation) any use which constitutes a violation of any state or federal obscenity laws. Williams shall have the right to terminate Communications Services provided hereunder without liability to Customer in the event that Williams, its officers, employees or agents, or the Applicable Carrier, its officers, employees or agents, becomes the subject of any investigation, or is threatened with or made a party to any administrative proceeding or litigation, related to the alleged illegal use of the Communications Services by the Customer.

6.  Non-Interference for Satellite Transmissions and Use of Other Communications
    ----------------------------------------------------------------------------
    Services
    --------

    (a) All transmissions to and from the satellite transponder or other use of Communications Services made by Customer and/or a Customer Agent in connection with use of Communications Services pursuant to this Agreement shall comply with all of the rules and regulations of the Federal Communications Commission ("FCC"), other governmental agencies, carriers or other authorities applicable to Customer and/or each Customer Agent with respect to the Satellite Transponder or the Communications Services. Customer and each Customer Agent will follow the established practices and procedures of the Applicable Carrier for frequency coordination and will not utilize the Communications Services in a manner which, under standard engineering practice, would or might interfere with the use of or cause physical harm to any satellite transponder, the satellite or any other communications facility. If, in Williams, the Applicable Carrier's or other carrier's judgment, Customer's or any Customer Agent's transmissions to or from or utilization of the satellite transponder or other Communications Services (whether directly or through a Customer Agent), interferes with or causes physical harm to any satellite transponder, the satellite or any other communications facility, Customer agrees to cease or cause to be ceased immediately all transmissions to and utilization of the satellite transponder or other Communications Services upon notice thereof by Williams or the carrier until such time as such transmission or utilization shall not, in Williams' or the carrier's

Standard Form                                                      Page 25 of 26
          judgment, interfere with and shall not cause physical harm to any satellite transponder, the satellite or any other communications facility. In such event and in addition to Williams' other rights and remedies hereunder, Customer agrees that its rights to use a portion of the satellite transponder or other Communications Services in accordance with this Agreement shall be subject to Williams' right to terminate Communications Services and all of Customer's rights hereunder without liability to Customer and to take such action as may be necessary, appropriate or desirable to terminate any such interference or physical harm by Customer and each Customer Agent.
               (b) To ensure that Customer and each Uplink/Downlink Agent's transmissions to and from the satellite transponder and Customer's utilization of the Communications Services (whether directly or through an Uplink/Downlink Agent) does not so interfere with or cause physical harm to any transponder or satellite, Customer and each Uplink/Downlink Agent, prior to any transmission to the satellite transponder, must satisfy the uplink access requirements set forth by the Applicable Carrier. Further, without limiting the generality of the foregoing, if Customer's use involves video broadcasting, Customer agrees to comply in all respects with Section 25.308 of the FCC rules regarding the Automatic Transmitter Identification System.

7.   Pre-emptible Nature of Communications Services The satellite transponder
     ----------------------------------------------
     and other Communications Services provided herein are not normally protected, other than as provided in Section 8 herein, and may be preempted and Customer acknowledges and agrees that it sometimes may be necessary or advisable for the Applicable Carrier or other carrier deliberately to preempt or interrupt Customer's use of the Communications Services in order to protect the overall performance of each satellite, fiber optic network or other communications facility, or other technical reasons. Such decisions shall be made by the owners or operators of the satellite, fiber optic network or other communications facility at their sole discretion and Williams shall have no liability to Customer as a result of such decisions.

9.   Fully Protected Transponder. "Fully-Protected" transponders, in the event
     ---------------------------
     of failure, shall be restored by the Applicable Carrier using spare equipment that may be available on the satellite at the time of failure, or on a comparable transponder on the same satellite, or on another Applicable Carrier satellite then in orbit, except when the failure is caused by Customer. Fully Protected transponders are not preemptible.

9.   Allowances for Interruption
     ---------------------------
     (a) Allowances for interruption of Communications Service will be in accordance with the Applicable Carrier's Tariff. In the absence of an Applicable Carrier's Tariff, Williams' policy shall apply as follows:
          (i) When an interruption of a Communications Service occurs for a period of 60 seconds or more, credit is allowed on the basis of 5 minutes for each 5 consecutive minutes or fraction thereof of interruption; (ii) Two or more interruptions occurring during any period of 5 consecutive minutes shall be considered one interruption; and (iii) An interruption of either the audio or visual portion of the television channel shall be considered an interruption of both.
     (b) An allowance will not be made where Customer fails to transmit or receive a television, data or voice channel as a result of, or attributable in whole or in part to: (i) Customer's negligence or willful acts, or the negligence or willful acts of its officers, directors, agents, employees, subsidiaries, parents, affiliates, customers, authorized users and viewing subscribers, or any of them;
          (ii) The failure of local channels, transmission lines or equipment provided by Customer, its subsidiaries, parents, affiliates, authorized users, viewing subscribers, Customer Agents or any of them;
          (iii) Sun outages, heavy precipitation or heavy cloud cover; or (iv) Customer's failure to use the channel ordered.
     (c) In no event shall Williams be liable for allowances for interruption unless the claim for such allowance is made within fifteen (15) days after the date of the interruption.

10.  Denial of Service   For any violation of the Communications Act of 1934, as
     -----------------
     amended, or any Rules, Regulations or Orders of the FCC or of the terms of this Agreement by Customer, or the imposition by the FCC or any governmental authority having jurisdiction of conditions on the provision of Communications Services which are unacceptable to Williams or the Applicable Carrier, Williams may either temporarily deny service or terminate the service without incurring liability to Customer.

11.  Cancellation by Customer  Except as specifically provided herein,
     -------------------------
     Communications Service may only be canceled upon the occurrence of all the following: written notice to Williams; payment of total hourly, monthly or annual charges due for service previously provided and for scheduled service that has not been provided as of the date of cancellation; and payment of all other sums otherwise due through the term of the Fixed-Term Service to be provided pursuant to this Agreement.

12.  Title to Communications Facilities  This Agreement shall not, and shall not
     ----------------------------------
     be deemed to, convey to Customer title of any kind to any of the satellite transponders, transponder uplinks/downlinks, fiber optic links, telephone lines, microwave facilities or other facilities utilized in connection with the Communications Services.

Standard Form                                                      Page 26 of 26

EXHIBIT D Ramp-Up and Pricing Schedule

-----------------------------------------------------------------------------------------------------------------------------------
CONUS Solution                         QTR 1   QTR 2   QTR 3   QTR 4   QTR 1   QTR 2  QTR 3  QTR 4  QTR 1  QTR 2   QTR 3   QTR
                                       `00     `00     `00     `00     `01     `01    `01    '01    `02     `02    `02     '02
-----------------------------------------------------------------------------------------------------------------------------------
Service Parameters                      [*]     [*]     [*]     [*]     [*]     [*]    [*]    [*]    [*]     [*]    [*]     [*]
   Aggregate Data Rate                  [*]     [*]     [*]     [*]     [*]     [*]    [*]    [*]    [*]     [*]    [*]     [*]
   XP #1 Data Rate                      [*]     [*]     [*]     [*]     [*]     [*]    [*]    [*]    [*]     [*]    [*]     [*]
   XP #1 Power Required in MHz          [*]     [*]     [*]     [*]     [*]     [*]    [*]    [*]    [*]     [*]    [*]     [*]
   XP #2 Data Rate                      [*]     [*]     [*]     [*]     [*]     [*]    [*]    [*]    [*]     [*]    [*]     [*]
   XP #2 Power Required in MHz          [*]     [*]     [*]     [*]     [*]     [*]    [*]    [*]    [*]     [*]    [*]     [*]
------------------------------------------------------------------------------------------------------------------------------------
Service Fees                     NRE      Monthly Recurring Charges
------------------------------------------------------------------------------------------------------------------------------------
Uplink with Redundancy
   Total Uplink                  [*]    [*]     [*]     [*]     [*]     [*]     [*]    [*]    [*]    [*]     [*]    [*]     [*]
   Rack Charges                  [*]    [*]     [*]     [*]     [*]     [*]     [*]    [*]    [*]    [*]     [*]    [*]     [*]
Space Segment
   XP #1 - TelStar 7 Ku - 36 MHz        [*]     [*]     [*]     [*]     [*]     [*]    [*]    [*]    [*]     [*]    [*]     [*]
   XP #2 First Right of Refusal         [*]     [*]     [*]     [*]     [*]     [*]    [*]    [*]    [*]     [*]    [*]     [*]
   XP #2 - TelStar 7 Ku - 36 MHz        [*]     [*]     [*]     [*]     [*]     [*]    [*]    [*]    [*]     [*]    [*]     [*]
------------------------------------------------------------------------------------------------------------------------------------
                                 [*]    [*]     [*]     [*]     [*]     [*]     [*]    [*]    [*]    [*]     [*]    [*]     [*]
                                                                                              Approximate Term Value      $8,850,840
------------------------------------------------------------------------------------------------------------------------------------

Bursting - 24 hour notice is required to burst with a One-Time fee of [*]  per event.
-----------------------------------------------------------------------------------------------------------------
Transponder Assumptions                                 Additional Charges Not Included Above...
XP Protection = Fully Protected                         Rack Space
Full Transponder - Full Power & Bandwidth               2 Racks Per Teleport Included in Monthly Uplink Charges
Data rate assumes Proportional Power & Bandwidth        $[*] per rack, per month, per location for the 1/st/ XP
Data rate can only ramp-up                              $[*] per rack, per month, per location for 2/nd/ XP
Term is 3 Years                                         $[*] per rack, per month, per location for the 3/rd/ XP
                                                        Pricing does not include local loop charges
-----------------------------------------------------------------------------------------------------------------

Note: Information in this document marked with an "[*]" has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.